Exhibit 10.17.2

Certain Information indicated by [*] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2.

AMENDMENT NO. 4 TO RAIL CAR SUBLEASE AGREEMENT

THIS AMENDMENT NO. 4 TO RAIL CAR SUBLEASE AGREEMENT dated effective as of May 15, 2014 (the “Amendment”), is made and entered into by NGL CRUDE LOGISTICS, LLC, f/k/a Gavilon, LLC (“NGL”) and ABE SOUTH DAKOTA, LLC (“Producer”).

RECITALS:

(a)	NGL and Producer are parties to a Rail Car Sublease Agreement dated May 4, 2012, as amended by Amendment No. 1 dated July 31, 2012, Amendment No. 2 dated December 31, 2012, and Amendment No. 3 (“Amendment No. 3”) dated as of October 22, 2013 (collectively, the “Agreement”).

(b)	The Parties desire to amend the Agreement as set forth below.

AGREEMENT:

NOW THEREFORE, in consideration of the agreements herein made and for other good and valuable consideration, the Parties acknowledge and agree as follows:

1. Commencement Date. This Amendment shall become effective as of July 1, 2014 (“Commencement Date”). The Parties acknowledge and agree that this Amendment is legally binding for all purposes as of the date hereof, but performance will not commence until the Commencement Date.

2. Sublease Extension; Additional Cars. Exhibit “A” to the Agreement shall be revised, as of the Commencement Date, to (i) extend the sublease of each of the sixty (60) Cars listed on Part 1 of Schedule “A” attached hereto by deleting the Expiration Date and rental rate for such Car and replacing it with the new Expiration Date and rental rate for such Car provided in Part 1 of Schedule “A” attached hereto and (ii) sublease each of the twenty-one (21) additional rail cars listed on Part 2 of Schedule “A” attached hereto by adding the car number, Expiration Date and rental rate of such Car provided in Part 2 of Schedule “A” attached hereto. For purposes of the Agreement, with effect on and after the Commencement Date, all references to “Cars” shall include (in addition to any other Cars) the Cars and additional rail cars listed on Schedule “A” attached hereto. The Parties agree that, with effect on and after the Commencement Date, the consideration described in Section 3 of Amendment No. 3 will not apply with respect to the Cars listed in Part 2 of Schedule “A” attached hereto.

3. Security Deposit. On or prior to the Commencement Date, Producer shall deposit with NGL the sum of Seven Hundred Twenty Thousand Dollars ($720,000) as security for Producer’s faithful performance of its obligations under the Agreement (the “Deposit”). If an Event of Default by Producer under the Agreement has occurred and is not timely cured, NGL may use, apply or retain all or any portion of the Deposit for the payment of any rent or other charge to which NGL may become entitled pursuant to the Agreement by reason of such Event of Default by Producer, or to compensate NGL for any loss or damage which NGL may suffer thereby in accordance with Section 19.A of the Agreement. If NGL so uses or applies all or any portion of the Deposit, Producer shall within ten (10) days after written demand deposit cash with NGL in an amount sufficient to restore the Deposit to the full amount stated above, and Producer’s failure to do so shall be a material breach of the Agreement. NGL shall not be required to keep the Deposit separate from its general accounts. The Deposit, or so much

Amendment No. 4 to Rail Car Sublease Agreement	Page 1

thereof as has not been previously applied by NGL in accordance with this Section 3 and the Agreement, shall be returned (without interest or other payment for its use) to Producer after all of the Cars have been returned and Producer has otherwise performed all of its obligations under the Agreement. It is understood that the foregoing is in addition to NGL’s rights under the ABE LOC as defined and described in Section 18 of the Agreement.

4. Condition of Cars. NGL shall not be responsible for, and rental payments shall not be conditioned on, the failure of any railroad(s) to grant approval for use of the Cars under AAR Circular No. OT-5 or otherwise.

5. High Mileage Utilization. Section 16 of the Agreement shall be amended, as of the Commencement Date, by increasing the “Hi-U Charge” to $0.06 with respect to the sixty (60) Cars listed on Schedule “A” attached hereto.

6. Letter of Credit. The “LOC Amount”, as defined in Section 18 of the Agreement, is hereby decreased to $1,500,000. The first and third sentences of Section 18.A are hereby deleted.

7. Binding and Effective/Successors and Assigns. Upon execution and delivery of this Amendment by the Parties hereto, this Amendment shall becoming binding and effective. This Amendment shall inure to the benefit of and be binding on the Parties hereto and their respective successors and permitted assigns.

8. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

9. Defined Terms. All capitalized terms in this Amendment shall have the meanings ascribed to them in the Agreement, unless otherwise defined herein.

10. Conflicts. The terms and conditions of the Agreement shall remain in full force and effect as amended by this Amendment.

11. Entire Agreement. This Amendment constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

NGL CRUDE LOGISTICS, LLC		ABE SOUTH DAKOTA, LLC

By:	/s/ David Kehoe	By:	/s/ Richard Peterson
Name:	David Kehoe	Name:	Richard Peterson
Title:	Executive VP - NGLEP	Title:	President & CEO

Amendment No. 4 to Rail Car Sublease Agreement	Page 2

SCHEDULE “A”

SUBLEASED CARS; EXCLUDED CARS

PART I.

Car No.		Exp. Date	Rate (Per Car Per Month)
GATX	206030	6/30/2016	*
GATX	206032	6/30/2016	*
GATX	206033	6/30/2016	*
GATX	206034	6/30/2016	*
GATX	206035	6/30/2016	*
GATX	206036	6/30/2016	*
GATX	206043	6/30/2016	*
GATX	206044	6/30/2016	*
GATX	206045	6/30/2016	*
GATX	206046	6/30/2016	*
GATX	206057	6/30/2016	*
GATX	206058	6/30/2016	*
GATX	206063	6/30/2016	*
GATX	206071	6/30/2016	*
GATX	206072	6/30/2016	*
GATX	206076	6/30/2016	*
GATX	206077	6/30/2016	*
GATX	206078	6/30/2016	*
GATX	206080	6/30/2016	*
GATX	206083	6/30/2016	*
GATX	206089	6/30/2016	*
GATX	206090	6/30/2016	*
GATX	206093	6/30/2016	*
GATX	206094	6/30/2016	*
GATX	206096	6/30/2016	*
GATX	206098	6/30/2016	*
GATX	206104	6/30/2016	*
GATX	206105	6/30/2016	*
GATX	206108	6/30/2016	*
GATX	206112	6/30/2016	*
GATX	206118	6/30/2016	*
GATX	206120	6/30/2016	*
GATX	206121	6/30/2016	*
GATX	206122	6/30/2016	*
GATX	206123	6/30/2016	*
GATX	206125	6/30/2016	*
GATX	206126	6/30/2016	*
GATX	206128	6/30/2016	*
GATX	206129	6/30/2016	*

*	Redacted, confidential treatment requested pursuant to SEC Rule 24b-2.

Amendment No. 4 to Rail Car Sublease Agreement	Page 3

PART 2.

Car Number		Exp. Date	Rate (Per Car Per Month)
GATX	206040	6/30/2016	*
GATX	206049	6/30/2016	*
GATX	206051	6/30/2016	*
GATX	206054	6/30/2016	*
GATX	206055	6/30/2016	*
GATX	206060	6/30/2016	*
GATX	206062	6/30/2016	*
GATX	206065	6/30/2016	*
GATX	206067	6/30/2016	*
GATX	206070	6/30/2016	*
GATX	206082	6/30/2016	*
GATX	206087	6/30/2016	*
GATX	206088	6/30/2016	*
GATX	206097	6/30/2016	*
GATX	206099	6/30/2016	*
GATX	206101	6/30/2016	*
GATX	206102	6/30/2016	*
GATX	206103	6/30/2016	*
GATX	206109	6/30/2016	*
GATX	206111	6/30/2016	*
GATX	206124	6/30/2016	*

*	Redacted, confidential treatment requested pursuant to SEC Rule 24b-2.

Amendment No. 4 to Rail Car Sublease Agreement	Page 4